December 23, 1997


Citicorp Mortgage Securities, Inc.          Citibank, Federal Savings Bank
909 Third Avenue                            One Sansome Street
New York, New York 10043                    San Francisco, California 94104

Citicorp                                    Citibank, N.A.
399 Park Avenue                             399 Park Avenue
New York, New York 10043                    New York, New York 10043

Citicorp Mortgage, Inc.
12855 North Outer Forty Drive
St. Louis, Missouri 63141

                       Re: REMIC Pass-Through Certificates

Gentlemen:

         I am a Vice President of Citibank, N.A., and have acted as your tax counsel in connection with the proposed issuance of REMIC Pass-Through Certificates (the "Certificates") pursuant to a Registration Statement on Form S-3 (the "Registration Statement), which is being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used and not otherwise defined herein are intended to have the respective meanings ascribed to such terms in the Registration Statement.

         In rendering the opinion set forth below, I have examined and relied upon the following: (1) the Registration Statement and the Prospectus forming a part thereof (the "Prospectus"), substantially in the form to be filed with the Commission; (2) the forms of Pooling and Servicing Agreements filed and being filed as exhibits to the Registration Statement; and (3) such other documents, materials, and authorities as I have deemed necessary in order to enable me to render my opinion set forth below.

         As your tax counsel, I have advised you with respect to certain federal income tax aspects of the proposed issuance of the Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the

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Citicorp Mortgage Securities
Citicorp
Citicorp Mortgage, Inc.
Citibank, Federal Savings Bank
Citibank, N.A.
December 23, 1997
Page 2


Certificates, but, with respect to those federal income tax consequences which are discussed, in my opinion the description is accurate in all material respects.

         It is also my opinion that, when applicable, a trust created by an Originator (a "Mortgage Trust") described in the Prospectus Supplement and the related Pooling Agreement (the "Mortgage Pooling Agreement") will qualify as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), that the CitiMortgageCertificates described in the Prospectus Supplement and the Mortgage Pooling Agreement will be treated as "regular interests" in the respective REMIC for purposes of Code Section 860G(a)(1) and that the Residual Certificates described in the Mortgage Pooling Agreement will be treated as "residual interests" in the respective REMIC for purposes of Code Section 860G(a)(2), assuming: (i) an election is made to treat the Mortgage Trust as a REMIC, (ii) compliance with the Mortgage Pooling Agreement, and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

         The foregoing opinions are based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by me. My opinion as to the matters set forth herein could change with respect to a particular Series of Certificates or CitiMortgageCertificates as a result of changes in facts and circumstances, change in the terms of the documents reviewed by me, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Certificates or CitiMortgageCertificates with numerous different characteristics, the particular characteristics of each Series of Certificates or CitiMortgageCertificates must be considered in determining the applicability of this opinion to a particular Series of Certificates or CitiMortgageCertificates.

         I hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this opinion under the heading "Certain Federal Income Tax Consequences" in each Prospectus, without admitting that I am an "expert" within the meaning of the Act or the rules or regulations of the Commission issued thereunder.

                                                     Very truly yours,


                                                     /s/ Rona Daniels